Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-219440, 333-223678 and 333-237186) on Form S-8 and the registration statement (No. 333-232691) on Form F-3 of our report dated February 10, 2022, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

London, United Kingdom

February 10, 2022